UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Republic Bancorp, Inc. held its Annual Meeting of Shareholders on Thursday, April 21, 2016 (“Annual Meeting”). The following matters were voted upon:

(1)	The election of Directors; and
(2)	The ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2016.

The final number of votes cast with respect to each matter is set out below:

(1)	The election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non Votes
Craig A. Greenberg	33,234,808	2,267,588	2,126,754
Michael T. Rust	35,316,796	185,600	2,126,754
R. Wayne Stratton	35,183,411	318,985	2,126,754
Susan Stout Tamme	35,241,174	261,222	2,126,754
A. Scott Trager	35,153,753	348,643	2,126,754
Steven E. Trager	35,211,557	290,839	2,126,754
Mark A. Vogt	35,150,777	351,619	2,126,754

(2)	The ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2016:

For	37,538,639
Against	85,427
Abstain	5,084
Broker Non Vote	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: April 22, 2016	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer